Exhibit 99.1

May 18, 2018

Liberty Expedia Holdings, Inc. to Hold Annual Meeting of Stockholders

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Expedia Holdings, Inc. (Nasdaq: LEXEA, LEXEB) will be holding its Annual Meeting of Stockholders on Tuesday,  June 19, 2018 at 8:00 a.m. M.D.T. at the corporate offices of Liberty Expedia Holdings, Inc., 12300 Liberty Boulevard, Englewood, CO 80112.  The record date for the meeting is 5:00 p.m., New York City time, on April 23, 2018.  The annual meeting will not be webcast.

About Liberty Expedia Holdings, Inc.

Liberty Expedia Holdings, Inc.’s (Nasdaq: LEXEA, LEXEB) principal assets consist of its interest in Expedia Group, Inc. (“Expedia”) and its subsidiary Vitalize, LLC (referred to as “Bodybuilding”). Expedia is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. Bodybuilding is primarily an Internet retailer of dietary supplements, sports nutrition products, and other health and wellness products.

Liberty Expedia Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty Expedia Holdings, Inc.